UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K on February 12, 2010, we through G&E HC REIT II Lacombe MOB, LLC, our wholly owned subsidiary, or the Buyer, entered into a real estate purchase agreement and escrow instructions on February 8, 2010, or the Purchase Agreement, with CC Lacombe, LLC, an unaffiliated third party, or the Seller, for the purchase of the Lacombe Medical Office Building, located in Lacombe, Louisiana, or the Lacombe property, for a purchase price of $6,970,000, plus closing costs.

On February 19, 2010, we entered into a first amendment to real estate purchase agreement and escrow instructions, or the First Amendment, with the Seller. The material terms of the First Amendment provide for an extension of the closing date to February 25, 2010. However, we may, upon written notice to the Seller, extend the closing date to February 26, 2010, in the event that certain conditions precedent are not satisfied by February 25, 2010.

The material terms of the First Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 19, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

February 24, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Real Estate Purchase Agreement and Escrow Instructions between G&E HC REIT II Lacombe MOB, LLC and CC Lacombe, LLC and First American Title Insurance Company, dated February 19, 2010